Exhibit 99.1

News Release 3751 Grissom Parkway, Suite 100 Myrtle Beach, SC 29577 843.626.2265
Banking Should Always Be This Easy.

Contact:	Walt Standish, President and Chief Executive Officer 843.916.7813 Gary Austin, Executive Vice President and Chief Financial Officer 843.916.7806
Beach First Announces Third Quarter 2009 Results
Myrtle Beach, SC, November 5, 2009 — Beach First National Bancshares, Inc., parent of Beach First National Bank (NASDAQ: BFNB) has announced its results for the third quarter and year to date 2009.
“During the third quarter, we continued to grow our bank by adding personal and business customers,” said Walt Standish, president and chief executive officer. “Information recently announced by the FDIC shows that our bank ranks 5th in market share in Horry County out of a total of 27 banks and 4th in market share on Hilton Head Island out of 19 banks. As a local community bank, we play an important part in the growth of our communities by helping our customers, by being a major employer, and by giving back to the community in many ways,” he said.
“We also accomplished several goals that we believe position us well for future growth and success,” Standish said. “We’ve expanded our menu of business services which will greatly enhance our opportunities to develop new customer relationships. We introduced E-Statements, a new service which gives customers the option to receive their bank statements electronically. This environmentally friendly product is a win-win for customers and the bank, providing added convenience, while saving paper and time, and cutting costs,” he said.
Standish said, “We are dedicated to helping our customers find financial solutions during a complex economy. The bank analyzed its loan portfolio and has increased its reserve for potential loan losses to almost $15 million. In addition, we have more than $25.8 million in equity in the Company at this time,” Standish said.
While we believe the economic picture is improving from a year ago, the decline in real estate values along coastal South Carolina, and especially in Horry County, continues to impact customers and in turn, the financial performance of the bank. For the three months ended September 30, 2009, the Company recorded a net loss of $14,197,821, or ($2.93) per diluted share. The net loss for the three months ended September 30, 2009 was impacted by a non-cash $8.2 million tax valuation allowance.
The Company evaluated the expected realization of its current and deferred tax assets totaling $11.3 million, primarily comprised of future tax benefits associated with the allowance for loan losses and net operating loss carryforwards, and concluded that a valuation allowance of $8.2 million was required for the deferred tax asset. The valuation allowance is a non-cash item. The remaining federal income tax receivable of $3.1 million as of September 30, 2009 will be received when the Company files its federal income tax return for 2009. This issue has become more common in the current banking environment and has been addressed similarly by many publicly traded companies.
(M O R E)

Beach First Announces Third Quarter 2009 Results	P. 2
As a step to further strengthen its financial condition, the Company has hired Sandler O’Neill + Partners, L.P., a nationally recognized investment banking firm, to assist the Company in its analysis of strategic alternatives.
Standish said, “Despite the ongoing challenges, the bank continues to gain new customers and expand relationships with existing customers by offering excellent service and robust products that meet important loan and deposit needs in our communities. We are seeing signs of economic improvement in our markets, and are confident that as the real estate markets improve, it will have a positive effect on our customers and the bank’s performance,” he stated.
Standish announced that as part of the bank’s oversight by the Office of the Comptroller of the Currency (OCC), the bank’s board of directors has signed a consent order designed to strengthen the bank’s financial condition and operations. “This document has a similar content to the formal agreement signed with the OCC last October. The order supports the continued efforts of the bank and provides direction for further improvements,” Standish said, “Our management team remains focused on these issues and on taking the appropriate actions to address the challenges we face.”
Additional Financial Data
•	The Company ended the third quarter of 2009 with a Tier 1 Capital to average assets ratio of 5.23% and with a Total Capital to risk weighted assets ratio of 8.53%.

•	Total deposits were $549.9 million at the end of the third quarter 2009.

•	Total loans were $526.7 million at the end of the third quarter 2009.

•	The loan loss reserve stands at 2.88% of portfolio loans.

•	Book value per share stood at $5.34 per share at September 30, 2009.

•	Beach First has not held and does not hold any Fannie Mae or Freddie Mac stock.

•	Beach First has not held and does not hold any subprime mortgages or any subprime mortgage backed securities.
Beach First National Bank is a $646 million financial institution headquartered in Myrtle Beach, South Carolina. In addition to its multi-state mortgage lending division, Beach First operates seven banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina, and offers a full line of banking products and services including NetTeller internet banking. The Company’s stock trades on the NASDAQ Global Market under the symbol BFNB and the website is beachfirst.com.
Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2) statements with respect to Beach First’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. These forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved.
(M O R E)

Beach First Announces Third Quarter 2009 Results	P. 3
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which the Company will conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in Beach First’s loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) the risk that the preliminary financial information reported herein by Beach First and the current preliminary analysis of Beach First will be different when the Beach First review is finalized; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company; and (7) whether Beach First will be able to accomplish the directives contained in the Order and continue as a going concern. Additional factors that could cause Beach First’s results to differ materially from those described in the forward-looking statements can be found in Beach First’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. Beach First does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Balance Sheets

	September 30,	December 31,	September 30,
	2009	2008	2008
	(unaudited)	(audited)	(unaudited)
Assets
Cash and due from banks	$10,391,051	$4,830,112	$6,716,033
Short-term investments	11,115,155	1,469,273	1,594,955
Federal funds sold	5,611,000	5,111,000	8,219,000

Total cash and cash equivalents	27,117,206	11,410,385	16,529,988
Investment securities	76,834,314	70,594,811	70,501,563

Portfolio loans, net of unearned income	519,394,361	551,156,821	553,485,128
Allowance for loan losses (ALL)	(14,984,114)	(8,642,651)	(7,663,434)

Portfolio loans, net of ALL	504,410,247	542,514,170	545,821,694

Mortgage loans held for sale	7,317,872	7,210,088	5,328,679
Federal Reserve Bank stock	1,119,000	1,014,000	1,014,000
Federal Home Loan Bank stock	3,660,600	3,545,100	3,545,100
Premises and equipment, net	14,818,906	15,624,792	15,908,455
Cash value of life insurance	3,776,303	3,674,106	3,641,485
Investment in BFNB Trusts	310,000	310,000	310,000
OREO and repossessed assets	9,652,972	3,111,741	2,381,215
Other assets	7,264,836	9,806,424	7,916,168

Total assets	$656,282,256	$668,815,617	$672,898,347

Liabilities and shareholders’ equity
Liabilities
Deposits
Noninterest bearing deposits	$27,070,150	$24,628,632	$33,358,001
Interest bearing deposits	522,875,848	508,730,077	503,350,295

Total deposits	549,945,998	533,358,709	536,708,296
Advances from Federal Home Loan Bank	55,000,000	55,000,000	55,000,000
Federal funds purchased	—	—	—
Other borrowings and repurchase agreements	9,590,868	16,165,022	11,537,176
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Other liabilities	5,580,158	4,263,797	5,341,014

Total liabilities	$630,427,024	$619,097,528	$618,896,486

Shareholders’ equity
Common stock, $1 par value; 10,000,000 shares authorized; 4,845,018 issued and outstanding at September 30, 2009, December 31, 2008, and at September 30, 2008	4,845,018	4,845,018	4,845,018
Paid-in capital	29,527,291	29,513,166	29,508,457
Retained earnings	(9,141,581)	14,875,309	20,005,060
Accumulated other comprehensive income (loss)	624,504	484,596	(356,674)

Total shareholders’ equity	25,855,232	49,718,089	54,001,861

Total liabilities and shareholders’ equity	$656,282,256	$668,815,617	$672,898,347

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Income

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Interest and fees on loans	$22,403,427	$28,972,905	$7,135,075	$9,508,908
Investment securities	2,351,807	2,757,353	738,076	851,011
Fed funds sold and short term investments	33,845	111,185	11,122	24,300
Other	8,212	13,486	2,305	4,041

Total interest income	24,797,291	31,854,929	7,886,578	10,388,260

Interest expense
Deposits	11,945,734	14,154,313	3,433,000	4,522,376
Advances from the FHLB, federal funds purchased and other borrowings	1,937,910	2,215,458	641,027	735,416
Junior subordinated debentures	273,106	446,256	76,642	134,530

Total interest expense	14,156,750	16,816,027	4,150,669	5,392,322

Net interest income	10,640,541	15,038,902	3,735,909	4,995,938

Provision for loan losses	23,700,000	2,291,000	8,800,000	977,000

Net interest income (loss) after provision for loan losses	(13,059,459)	12,747,902	(5,064,091)	4,018,938

Noninterest income
Service fees on deposit accounts	158,692	261,606	51,385	52,129
Mortgage production related income	5,221,676	2,707,666	1,255,215	1,043,967
Merchant income	852,606	737,825	383,256	352,996
Income from cash value life insurance	103,261	102,537	34,356	29,954
Gain (loss) on sale of investment securities	158,830	21,034	(147,264)	21,034
Gain on sale of fixed assets	—	220	—	—
(Loss) on sale of OREO (and writedowns)	(930,773)	(409,439)	(25,612)	(406,548)
Other income	1,272,935	810,685	478,004	291,741

Total noninterest income	6,837,227	4,232,134	2,029,340	1,385,273

Noninterest expense
Salaries and wages	6,591,768	5,665,648	2,004,770	1,991,960
Employee benefits	1,268,609	1,245,430	396,829	445,577
Supplies and printing	85,101	152,897	29,340	47,981
Advertising and public relations	189,126	426,432	21,192	107,490
Professional fees	633,746	525,943	216,449	186,783
Depreciation and amortization	850,787	842,634	277,539	292,428
Occupancy	1,227,590	1,190,710	390,032	384,468
Data processing fees	609,928	844,434	200,877	207,909
Mortgage production related expenses	895,670	596,794	260,677	217,776
Merchant processing	689,429	685,406	308,243	279,224
Other operating expenses	4,620,853	2,590,699	1,633,825	929,078

Total noninterest expenses	17,662,607	14,767,027	5,739,773	5,090,674

Income (loss) before income taxes	(23,884,839)	2,213,009	(8,774,524)	313,537
Income tax (benefit) expense	132,050	791,374	5,423,297	112,122

Net income (loss)	$(24,016,889)	$1,421,635	$(14,197,821)	$201,415

Basic net income (loss) per common share	$(4.96)	$0.29	$(2.93)	$0.04

Diluted net income (loss) per common share	$(4.96)	$0.29	$(2.93)	$0.04

Weighted average common shares outstanding
Basic	4,845,018	4,845,018	4,845,018	4,845,018

Diluted	4,845,018	4,904,259	4,845,018	4,877,147

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Summary Financial Data

	Three Months		Nine months
	September 30,		September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	($14,197,821)	$201,415	($24,016,889)	$1,421,635
Average assets	678,904,379	671,223,216	693,564,980	653,756,864
Average equity	39,065,682	53,174,837	44,302,341	53,376,159
Average loans	545,035,562	564,189,563	563,946,939	546,539,465
End of period loans	526,712,233	558,813,807	526,712,233	558,813,807
End of period portfolio loans	519,394,361	553,485,128	519,394,361	553,485,128

Return on average assets	(8.30)%	0.12%	(4.63)%	0.29%
Return on average equity	(144.19)%	1.51%	(72.48)%	3.56%

Allowance for loan losses	$14,984,114	$7,663,434	$14,984,114	$7,663,434
Net charge-offs	6,850,177	959,619	17,358,537	1,563,182

Allowance for loan losses to total loans	2.84%	1.37%	2.84%	1.37%
Allowance for loan losses to portfolio loans	2.88%	1.38%	2.88%	1.38%

Net charge-offs to average total loans (annualized)	4.99%	0.68%	4.12%	0.38%

Total nonperforming assets as a percent of total assets	10.21%	3.01%	10.21%	3.01%
Nonperforming loans as a percent of total loans	10.89%	3.20%	10.89%	3.20%

Allowance for loan losses to nonperforming loans (coverage)	26.14%	42.84%	26.14%	42.84%

Interest rate spread	2.13%	2.87%	1.94%	2.79%
Net interest margin	2.30%	3.11%	2.15%	3.21%